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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 8, 2000


                           First Coastal Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                    0-14087               06-1177661
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(State or other jurisdiction   (Commission File No.)   (IRS Employer
        incorporation)                                  Identification No.)


        36 Thomas Drive, Westbrook, Maine                  04092
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    (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code:  (207) 774-5000

                                Not applicable
         (Former name or former address, if changed since last report)
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ITEM 5.   Other Events.
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       In June 1999, First Coastal Corporation (the "Company") commenced a stock repurchase program, with the intent to purchase up to 68,000 shares of its common stock, representing approximately 5% of the 1,360,527 shares then outstanding. As of February 1, 2000, the Company had repurchased 52, 619 shares, or 3.9% of its common stock.

       On February 8, 2000, the Company announced that its Board of Directors has authorized an extension of the stock repurchase program and the repurchase of up to an additional 68,000 shares, or a total of 136,000 shares (representing 10% of the outstanding common stock as of the June 1999 commencement date of the repurchase program). The stock repurchase program is expected to be in effect for up to an additional twelve months, until approximately February 2001. Under the program, no shares knowingly will be purchased from officers or directors of the Company or from persons who hold in excess of five percent of the Company's outstanding shares of common stock.

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    FIRST COASTAL CORPORATION



Date: February 16, 2000             By:  /s/Gregory T. Caswell
                                         ---------------------------------------
                                         Gregory T. Caswell
                                         President and Chief Executive Officer

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